Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Certificate of Principal Executive Officer
In connection with the Quarterly Report of Postal Realty Trust, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew Spodek, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods presented.

POSTAL REALITY TRUST, INC.

Date: August 8, 2023	By:	/s/ Andrew Spodek
Andrew Spodek
Chief Executive Officer and Director
(Principal Executive Officer)
This written report is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to Postal Realty Trust, Inc. and will be retained by Postal Realty Trust, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.